UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 15, 2012 (August 15, 2012)

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD

On August 15, 2012, Protective Life Corporation (“Protective”) commenced an offering of its subordinated debentures.  The offering of the subordinated debentures is being made pursuant to a shelf registration statement filed by Protective with the Securities and Exchange Commission.  Protective intends to use the net proceeds from the offering of the subordinated debentures, together with cash on hand and a draw under Protective’s existing revolving credit facility, if necessary, to redeem the remaining $125 million in aggregate principal amount outstanding of Protective’s 7.25% Capital Securities due 2066, with the remainder of the net proceeds, if any, to be used for general working purposes.

The information in this Item 7.01 of this Current Report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits.

Exhibit 12 to this Current Report on Form 8-K shall be deemed “filed” with the Securities and Exchange Commission pursuant to General Instruction B.2 to Form 8-K.

Exhibit No.	Description

12	Computation of Ratios of Consolidated Earnings to Fixed Charges (incorporated by reference into Protective Life Corporation’s Registration Statement on Form S-3, File No. 333-175224)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION
/s/ Steven G. Walker
Steven G. Walker
Senior Vice President, Controller and Chief Accounting Officer

Dated:  August 15, 2012

INDEX TO EXHIBITS

Exhibit Number	Exhibit

12	Computation of Ratios of Consolidated Earnings to Fixed Charges (incorporated by reference into Protective Life Corporation’s Registration Statement on Form S-3, File No. 333-175224)